UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2014

ALPHATEC HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52024	20-2463898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5818 El Camino Real, Carlsbad, CA	92008
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 431-9286

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On April 30, 2014, Alphatec Holdings, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended March 31, 2014. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. In accordance with General Instruction B-2 of Form 8-K, the information set forth in this Item 2.02 and in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective May 1, 2014, the Board of Directors (the “Board”) the Company appointed James M. Corbett as the President and Chief Executive Officer of the Company and its wholly owned subsidiary, Alphatec Spine, Inc. Mr. Corbett succeeds Leslie H. Cross, who has decided to retire and is resigning from his position as Chief Executive Officer, effective May 1, 2014. Mr. Cross will remain Chairman of the Board. On April 25, 2014, Mr. Corbett was also appointed to the Board, effective May 1, 2014 to fill the vacancy created by the resignation of Luke T. Faulstick from the Board, effective May 1, 2014. As an employee of the Company, Mr. Corbett will not qualify as independent under the definition promulgated by NASDAQ and therefore will not be a member of the Board’s Audit Committee or Nominating, Governance and Compensation Committee. The Company believes that Mr. Corbett possesses specific attributes that qualify him to serve as a director of the Company, including the perspective and experience he will bring as President and Chief Executive Officer of the Company, and his prior experience as a chief executive officer and both the Chairman and a member of the board of directors of both private and publicly traded medical device companies.

In addition, effective May 1, 2014 the Company has decided to eliminate the position of Senior Vice President, U.S. Commercial Operations, which is held by Thomas McLeer and whose employment with the Company will end. Mr. McLeer will receive severance compensation in accordance with the terms of his employment agreement.

(c) Prior to joining the Company, Mr. Corbett, 56, served as the President and Chief Executive Officer of Vertos Medical, Inc., a position he held from November 2008 to April 2014. Mr. Corbett had been the President and CEO of Vertos Medical, Inc., a position he held since November 2008. Vertos is the manufacturer of novel, percutaneous treatment for lumbar spine stenosis. From January 2002 to April 2008 he worked at ev3 Inc. During such time period he held various positions, including member of the board of directors of ev3, Chairman of the Board of Directors of MicroTherapeutics (an affiliate of ev3), Chief Operating Officer of ev3, Chief Executive Officer of ev3, and Chairman of the Board of Directors of ev3. Ev3 is a leading medical device company engaged in vascular and neuro-radiology technologies. Over the course of his career, Mr. Corbett has held the position of Chief Executive Officer, Home Diagnostics Inc.; President, Boston Scientific International; and General Manager, Baxter Healthcare, Japan, as well as a number of executive roles in his 11 years at Baxter Healthcare.

In connection with his appointment as President and Chief Executive Officer, Mr. Corbett entered into an employment agreement with the Company, effective as of May 1, 2014, setting forth Mr. Corbett’s compensation and certain other terms. Mr. Corbett’s employment is at-will. Pursuant to his employment agreement, Mr. Corbett will be paid an annual base salary of $530,000 and he will be eligible to receive an annual cash bonus equal to 80% of his annual base salary upon the Company’s and his achievement of goals to be established by the Board each fiscal year. Mr. Corbett’s target annual bonus amount will be prorated for 2014. Mr. Corbett is also entitled to participate in all of the Company’s benefits programs available to management employees and to receive reimbursement of reasonable expenses he incurs in connection with his service to the Company.

The employment agreement also provides that in connection with the commencement of his employment, Mr. Corbett is entitled to receive stock options to purchase 500,000 shares of common stock under the Company’s 2005 Employee, Director and Consultant Stock Plan. These stock options will have an exercise price equal to the closing price of the Company’s common stock on the grant date. Options to purchase 250,000 shares of common stock (the “Time-based Options”) will vest over four years, with 25% of such options vesting on the first anniversary of the grant date and the remaining 75% of such options vesting in 12 tranches each three month period thereafter. The additional options to purchase 250,000 shares of common stock (the “Performance-based Options”) will vest over four years, with 25% of such options vesting on each anniversary of the grant date, but the Performance-based Options will vest on the applicable vesting date only if the total shareholder return for a $100 investment in the Company’s common stock that was invested one year prior to the applicable vesting date is no less than the median total shareholder return over such period of $100 invested in the Company’s executive compensation peer group, as determined by the Board in its sole discretion (the “Performance Criteria”). If the Performance-based Options do not vest on an applicable vesting date because the Performance Criteria was not met, the Performance-based Options may vest on a subsequent vesting date if the Company’s total shareholder return during the prior 12, 24, 36 or 48-month period, as the case may be, is no less than the median total shareholder return of the peer group during the same period. In connection with the commencement of his employment, Mr. Corbett is entitled to receive 250,000 shares of restricted common stock, which will vest over four years, with 25% vesting on each anniversary of the grant date and subject to the same Performance Criteria as the Performance-based Options. In the event Mr. Corbett’s employment is terminated due to his death, any unvested options or restricted stock described in this paragraph will immediately vest.

Mr. Corbett’s employment agreement also provides that in the event his employment is terminated without cause, he will be eligible to receive the following severance and other benefits, subject to his execution of a release of claims against the Company and compliance with the non-competition and solicitation provisions of his employment agreement: (a) the payment of cash severance equal to nine months of his then annual target cash compensation (his annual base salary plus 100% of his target bonus amount), (b) the payment equal to nine months of COBRA coverage under the Company’s group health plan, and (c) nine months acceleration of vesting of his stock options and restricted stock. Mr. Corbett would have until 90 days after the nine month severance period ends to exercise any of his vested options. In the event that the Company terminates his employment for cause, the Company will pay him only his wages earned through the termination date and he will not be entitled to any severance compensation.

In the event his employment is terminated without cause or for “good reason”, and such termination occurs within 180 days following a change of control (as defined in Mr. Corbett’s employment agreement), he will be eligible to receive the following severance and other benefits, subject to his execution of a release of claims against the Company and compliance with the non-competition and solicitation provisions of his employment agreement: (a) the payment of cash severance equal to 12 months of his then annual target cash compensation (his annual base salary plus 100% of his target bonus amount) and (b) the payment equal to 12 months of COBRA coverage under the Company’s group health plan. “Good reason” means the termination of his employment due to a material reduction in his compensation rights or benefits (unless part of a general reduction applicable to the Company’s executive officers generally) or the Company requiring Mr. Corbett to be permanently based more than 100 miles outside of the Carlsbad, California metropolitan area.

Mr. Corbett’s employment agreement also includes non-competition and non-solicitation provisions pursuant to which he has agreed not to compete with the Company during his employment with the Company or to solicit any employee, agent, consultant or contractor to leave the Company for a period of one year after the termination of his employment.

A copy of Mr. Corbett’s employment agreement will be filed as an exhibit to the Form 10-Q for the three months ended June 30, 2014. The foregoing summary is qualified in its entirety by reference to the full text of such exhibit.

The information contained in Item 5.02(b) of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.02(c).

(d) The information contained in Items 5.02(b) and 5.02(c) of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.02(d).

(e) The information contained in Item 5.02(c) of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.02(e).

On April 30, 2014, the Company issued a press release announcing Mr. Corbett’s appointment as President and Chief Executive Officer, as described in this Item 5.02 of this Current Report on Form 8-K, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated April 30, 2014.

99.2	Press Release dated April 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHATEC HOLDINGS, INC. (Registrant)

Date: April 30, 2014	/s/ Ebun S. Garner, Esq.
Ebun S. Garner, Esq. General Counsel and Senior Vice President